Exhibit 4.1

KOHL’S CORPORATION

and

THE BANK OF NEW YORK TRUST COMPANY, N.A.,

Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of September 28, 2007

to

INDENTURE

Dated as of December 1, 1995

6.25 % Notes due 2017
6.875 % Notes due 2037

FOURTH SUPPLEMENTAL INDENTURE, dated as of September 28, 2007 (this “Supplemental Indenture”), between Kohl’s Corporation, a corporation duly organized and existing under the laws of the State of Wisconsin, having its principal office at N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin 53051 (the “Company”), and The Bank of New York Trust Company, N.A., a national banking association (as successor in interest to The Bank of New York), as trustee (the “Trustee”).

WHEREAS, the Company executed and delivered the indenture, dated as of December 1, 1995, to the Trustee (as heretofore supplemented, the “Indenture”), to provide for the issuance of the Company’s Notes, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of two new series of its Notes under the Indenture to be known as its “6.250 % Notes due 2017” (the “2017 Notes”) and “6.875% Notes due 2037” (the “2037 Notes”), the form and substance of each such series and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;

WHEREAS, the Board of Directors of the Company, pursuant to resolutions duly adopted on September 13, 2007, and the Pricing Committee of the Board of Directors of the Company, pursuant to resolutions duly adopted on September 25, 2007, have duly authorized the issuance of the 2017 Notes and the 2037 Notes, and has authorized the proper officers of the Company to execute any and all appropriate documents necessary or appropriate to effect each such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Section 2.3 of the Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make each of the 2017 Notes and the 2037 Notes, each when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW THEREFORE, in consideration of the premises and the purchase and acceptance of each of the 2017 Notes and the 2037 Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of each of the 2017 Notes and the 2037 Notes, the Company covenants and agrees, with the Trustee, as follows:

ARTICLE 1
DEFINITIONS

Section 1.1

Definition of Terms.

Unless the context otherwise requires:

(a)

each term defined in the Indenture has the same meaning when used in this Supplemental Indenture;

(b)

the singular includes the plural and vice versa; and

(c)

headings are for convenience of reference only and do not affect interpretation.

ARTICLE 2
GENERAL TERMS AND CONDITIONS OF THE 2017 NOTES

Section 2.1

Designation and Principal Amount.

There is hereby authorized and established a series of Securities under the Indenture, designated as the “6.250% NOTES due December 15, 2017”, which is not limited in aggregate principal amount.  The aggregate principal amount of the 2017 Notes to be issued shall be as set forth in any Company order for the authentication and delivery of the 2017 Notes, pursuant to Section 2.4 of the Indenture.

Section 2.2

Maturity.

The Stated Maturity of principal for the 2017 Notes will be December 15, 2017.

Section 2.3

Further Issues.

The Company may from time to time, without giving notice to or seeking the consent of the Holders of the 2017 Notes, issue additional Notes of that series.  Any such additional Notes will have the same ranking, interest rate, maturity date and other terms as the 2017 Notes.  Any such additional Notes, together with the 2017 Notes herein provided for, will constitute a single series of Securities under the Indenture.

Section 2.4

Form and Payment.

Principal of, premium, if any, and interest on the 2017 Notes shall be payable in U.S. dollars.

Section 2.5

Global Securities.

Upon the original issuance, the 2017 Notes will be represented by one or more Global Securities registered in the name of Cede & Co., the nominee of The Depository

Trust Company (“DTC”).  The Company will issue the 2017 Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will deposit the Global Securities with DTC or its custodian and register the Global Securities in the name of Cede & Co.

Section 2.6

Definitive Form.

If (a) the Depository is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days of notice thereof, (b) an Event of Default has occurred with regard to the 2017 Notes and has not been cured or waived, or (c) the Company at any time and in its sole discretion determines not to have the 2017 Notes represented by Global Securities, the Company may issue the 2017 Notes in definitive form in exchange for such Global Securities.  In any such instance, an owner of a beneficial interest in 2017 Notes will be entitled to physical delivery in definitive form of 2017 Notes, equal in principal amount to such beneficial interest and to have 2017 Notes registered in its name as shall be established in a Company order.

Section 2.7

Interest.

The 2017 Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from September 28, 2007 at the rate of 6.250% per annum, payable semiannually; interest payable on each Interest Payment Date will include interest accrued from September 28, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are June 15 and December 15, commencing on June 15, 2008; and the record date for the interest payable on any Interest Payment Date is the close of business on June 1 or December 1, as the case may be, next preceding the relevant Interest Payment Date.

Section 2.8

Authorized Denominations.

The 2017 Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.9

Redemption.

The 2017 Notes are subject to redemption at the option of the Company as set forth in the form of 2017 Note attached hereto as Exhibit A.

Section 2.10

Change of Control.

(a)

Upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem all 2017 Notes in accordance with the redemption terms as set forth in the 2017 Notes, the Company shall make an irrevocable offer to each Holder of 2017 Notes to repurchase all or any part (in integral multiples of $1,000) of such Holder’s 2017 Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of 2017 Notes repurchased plus any accrued and unpaid interest on the 2017 Notes repurchased to, but not including, the date of repurchase.

(b)

Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but in either case, after the public announcement of such Change of Control, the Company shall mail to each Holder of 2017 Notes, with a copy to the Trustee, a notice:

(i)

describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;

(ii)

offering to repurchase all 2017 Notes tendered;

(iii)

setting forth the payment date for the repurchase of the 2017 Notes, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed;

(iv)

if mailed prior to the date of consummation of the Change of Control, stating that the offer to repurchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in such notice;

(v)

disclosing that any 2017 Note not tendered for repurchase will continue to accrue interest; and

(vi)

specifying the procedures for tendering 2017 Notes.

(c)

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2017 Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the 2017 Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the 2017 Notes by virtue of such conflict.

(d)

On the repurchase date following a Change of Control Repurchase Event, the Company shall, to the extent lawful:

(i)

accept for payment all 2017 Notes or portions thereof properly tendered pursuant to such offer;

(ii)

deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all 2017 Notes or portions thereof properly tendered; and

(iii)

deliver or cause to be delivered to the Trustee the 2017 Notes properly accepted, together with an officers’ certificate of the Company stating the aggregate principal amount of 2017 Notes or portions thereof being repurchased by the Company.

(e)

The Paying Agent will promptly mail to each Holder of 2017 Notes properly tendered the purchase price for such 2017 Notes, and the Trustee, upon the execution and delivery by the Company of such 2017 Notes, will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new 2017 Note equal in principal amount to any unpurchased portion of any 2017 Notes surrendered; provided that each new 2017 Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(f)

The Company shall not be required to make an offer to repurchase the 2017 Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all 2017 Notes properly tendered and not withdrawn under its offer.

Section 2.11

Appointment of Agents.

The Trustee will initially be the Security Registrar and Paying Agent for the 2017 Notes and will act as such only at its offices in New York, New York.

ARTICLE 3
GENERAL TERMS AND CONDITIONS OF THE 2037 Notes

Section 3.1

Designation and Principal Amount.

There is hereby authorized and established a series of Securities under the Indenture, designated as the “6.875% NOTES due December 15, 2037”, which is not limited in aggregate principal amount.  The aggregate principal amount of the 2037 Notes to be issued shall be as set forth in any Company order for the authentication and delivery of the 2037 Notes, pursuant to Section 2.4 of the Indenture.

Section 3.2

Maturity.

The Stated Maturity of principal for the 2037 Notes will be December 15, 2037.

Section 3.3

Further Issues.

The Company may from time to time, without the consent of the Holders of the 2037 Notes, issue additional Notes of that series.  Any such additional Notes will have the same ranking, interest rate, maturity date and other terms as the 2037 Notes.  Any such additional Notes, together with the 2037 Notes herein provided for, will constitute a single series of Securities under the Indenture.

Section 3.4

Form and Payment.

Principal of, premium, if any, and interest on the 2037 Notes shall be payable in U.S. dollars.

Section 3.5

Global Securities.

Upon the original issuance, the 2037 Notes will be represented by one or more Global Securities registered in the name of Cede & Co., the nominee of DTC.  The Company will issue the 2037 Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will deposit the Global Securities with DTC or its custodian and register the Global Securities in the name of Cede & Co.

Section 3.6

Definitive Form.

If (a) the Depository is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days of notice thereof, (b) an Event of Default has occurred with regard to the 2037 Notes and has not been cured or waived, or (c) the Company at any time and in its sole discretion determines not to have the 2037 Notes represented by Global Securities, the Company may issue the 2037 Notes in definitive form in exchange for such Global Securities.  In any such instance, an owner of a beneficial interest in 2037 Notes will be entitled to physical delivery in definitive form of 2037 Notes, equal in principal amount to such beneficial interest and to have 2037 Notes registered in its name as shall be established in a Company order.

Section 3.7

Interest.

The 2037 Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from September 28, 2007 at the rate of 6.875% per annum, payable semiannually; interest payable on each Interest Payment Date will include interest accrued from September 28, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates on which such interest shall be payable are June 15 and December 15, commencing on June 15, 2008; and the record date for the interest payable on any Interest Payment Date is the close of business on June 1 or December 1, as the case may be, next preceding the relevant Interest Payment Date.

Section 3.8

Authorized Denominations.

The 2037 Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 3.9

Redemption.

The 2037 Notes are subject to redemption at the option of the Company as set forth in the form of 2037 Note attached hereto as Exhibit B.

Section 3.10

Change of Control.

(a)

Upon the occurrence of a Change of Control Repurchase Event, unless the Company has exercised its right to redeem all 2037 Notes in accordance with the redemption terms as set forth in the 2037 Notes, the Company shall make an irrevocable offer to each Holder of 2037 Notes to repurchase all or any part (in integral multiples of $1,000) of such Holder’s 2037 Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of 2037 Notes repurchased plus any accrued and unpaid interest on the 2037 Notes repurchased to, but not including, the date of repurchase.

(b)

Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but in either case, after the public announcement of such Change of Control, the Company shall mail to each Holder of 2037 Notes, with a copy to the Trustee, a notice:

(i)

describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;

(ii)

offering to repurchase all 2037 Notes tendered;

(iii)

setting forth the payment date for the repurchase of the 2037 Notes, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed;

(iv)

if mailed prior to the date of consummation of the Change of Control, stating that the offer to repurchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in such notice;

(v)

disclosing that any 2037 Note not tendered for repurchase will continue to accrue interest; and

(vi)

specifying the procedures for tendering 2037 Notes.

(c)

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2037 Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the 2037 Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the 2037 Notes by virtue of such conflict.

(d)

On the repurchase date following a Change of Control Repurchase Event, the Company shall, to the extent lawful:

(i)

accept for payment all 2037 Notes or portions thereof properly tendered pursuant to such offer;

(ii)

deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all 2037 Notes or portions thereof properly tendered; and

(iii)

deliver or cause to be delivered to the Paying Agent the 2037 Notes properly accepted, together with an officers’ certificate of the Company stating the aggregate principal amount of 2037 Notes or portions thereof being repurchased by the Company.

(e)

The Paying Agent will promptly mail to each Holder of 2037 Notes properly tendered the purchase price for such 2037 Notes, and the Trustee, upon the execution and delivery by the Company of such 2037 Notes, will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new 2037 Note equal in principal amount to any unpurchased portion of any 2037 Notes surrendered; provided that each new 2037 Note will be in a principal amount of $2,000 or an integral multiple of $1,000.

(f)

The Company shall not be required to make an offer to repurchase the 2037 Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all 2037 Notes properly tendered and not withdrawn under its offer.

Section 3.11

Appointment of Agents.

The Trustee will initially be the Security Registrar and Paying Agent for the 2037 Notes and will act as such only at its offices in New York, New York.

ARTICLE 4
FORMS OF NOTES

Section 4.1

Form of 2017 Notes.

The 2017 Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit A hereto.

Section 4.2

Form of 2037 Notes.

The 2037 Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit B hereto.

ARTICLE 5
ORIGINAL ISSUE OF NOTES

Section 5.1

Original Issue of 2017 Notes.

The 2017 Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company order, authenticate and deliver such 2017 Notes as in such Company order provided.

Section 5.2

Original Issue of 2037 Notes.

The 2037 Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company order, authenticate and deliver such 2037 Notes as in such Company order provided.

ARTICLE 6
MISCELLANEOUS

Section 6.1

Definitions.

For purposes of this Supplemental Indenture, the following terms shall have the following meanings:

“Below Investment Grade Ratings Event” means that on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) following public notice of the occurrence of a Change of Control, the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below Investment Grade by each of the Rating Agencies; provided that a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Trustee in writing at the request of the Trustee that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of such Below Investment Grade Ratings Event).

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s properties or assets and those of the Company’s subsidiaries taken as a whole to any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of the Company’s subsidiaries;

(2) the adoption of a plan relating to the Company’s liquidation or dissolution;

(3) the first day on which a majority of the members of the Company’s Board of Directors are not Continuing Directors; or

(4) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of its wholly-owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s Voting Stock, measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term (as measured from the date of redemption) of the series of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who (1) was a member of such Board of Directors on the date of the issuance of the notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director).

“Fitch” means Fitch Ratings.

“Investment Grade” means BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc.

“Quotation Agent” means any Reference Treasury Dealer appointed by the Company.

“Rating Agency” means (i) each of Fitch, Moody’s and S&P; and (ii) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company of any class or kind the holders of which are ordinarily in the absence of contingencies as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Reference Treasury Dealer” means (i) each of Banc of America Securities LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Voting Stock” means, with respect to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such person, even if the right to do so has been suspended by the happening of such a contingency.

Section 6.2

Ratification of Indenture.

The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the 2017 Notes and the 2037 Notes.

Section 6.3

Trustee Not Responsible for Recitals.

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 6.4

Governing Law.

This Supplemental Indenture, each 2017 Note and each 2037 Note shall be governed by and construed in accordance with the laws of the State of New York.

Section 6.5

Separability.

In case any one or more of the provisions contained in this Supplemental Indenture, the 2017 Notes or the 2037 Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 6.6

Counterparts.

This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

KOHL’S CORPORATION

By:

/s/  Wesley S. McDonald
Name:  Wesley S. McDonald
Title:     EVP, CFO

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

By:

/s/  Roxane Ellwanger
Name:  Roxane Ellwanger
Title:    Assistant Vice President

EXHIBIT A

FORM OF 2017 NOTES

EXHIBIT B

FORM OF 2037 NOTES